Exhibit 10.7

                           INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement") has been executed as of the 7th day of June, 1999, by and between AB CAPITAL, L.L.C., a limited liability company created under the laws of the state of Delaware ("AB Capital"), PENINSULA GAMING COMPANY, L.L.C., a limited liability company created under the laws of the state of Delaware ("Peninsula") (AB Capital and Peninsula collectively referred to herein as the "Buyers") and NATALIE BAUM of Dubuque, Iowa ("Baum").

      WHEREAS, Buyers are in the process of obtaining financing for the purchase of a gambling excursion boat located in Dubuque, Iowa, the purchase of which shall be in accordance with that certain Asset Purchase and Sale Agreement by and between Buyers and Greater Dubuque Riverboat Entertainment Company, L.C., a limited liability company created under the laws of the state of Iowa ("GDREC"); and

      WHEREAS, Buyers have requested that Baum attend road show financing presentations to be made to potential bondholders to make a presentation and answer questions related to the historical operation of the business owned and operated by GDREC; and

      WHEREAS, Baum has agreed to attend road show financing presentations to make a presentation and answer questions related to the historical operation of GDREC on the condition that Buyers agree to indemnify Baum in accordance with the terms and conditions more specifically stated herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. Term and Termination. This Agreement shall become effective immediately and shall terminate and become null and void on the day following the last day of any statute of limitations that applies to claims that may be made by or on behalf of any person or entity who, either directly or indirectly, receives information from Buyers regarding the sale of bonds by the Buyers; provided however, that this Agreement shall continue in full force and effect after such date if, prior to such date, Baum has sent written notice to Buyers that a claim has been made which, in Baum's opinion, falls within the claims for which Buyers are obligated to indemnify and hold Baum harmless under Section 3 below. In the event the termination date is extended beyond the end of the statute of limitations, this Agreement shall remain in full force and effect until Baum has been fully indemnified or until entry of a final judgment denying Baum's claim for indemnification.

      Section 2. Baum. In consideration of the indemnification and hold harmless provision contained in Section 3 below, Baum shall be available at such time reasonably requested by Buyers to attend and participate in all road show financing presentations conducted by Buyers.

      Section 3. Indemnification. Buyers agree, jointly and severally, to indemnify and hold Baum harmless from any and all liabilities, claims, expenses or costs associated with assisting
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Buyers in obtaining Buyers' financing; provided that Buyers' indemnification obligation provided herein shall not apply to the extent such liability, claim, cost or expense (i) relates to any written information regarding GDREC or written biographical information related to Baum (written biographical information related to Baum that is included in the Buyer's offering circular or any written information related to GDREC's current or historical operations and not related to any proposed or projected operations of Buyers) furnished to Buyers from GDREC or Baum or their agents in connection with such financing, and
(ii) arises out of or results from any malfeasance, fraud, willful misconduct or gross negligence of Baum.

      Section 4. Headings. All captions and section headings contained herein have been included for the purpose of reference only and the same shall not limit or otherwise affect the meaning hereof.

      Section 5. Governing Law. This Agreement and the rights and obligations of the parties hereto shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of Iowa.

      Section 6. Binding Effect. All of the covenants, stipulations, promises and agreements contained in this Agreement by or on behalf of Buyers shall be binding upon Buyers' successors and assigns and shall inure to the benefit of Baum, her personal representatives and heirs.

      Section 7. Severability. If any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and this Agreement shall be interpreted and construed in such manner as the intentions of the parties will be carried out as nearly as may be possible.

      Section 8. Modifications. This Agreement shall not be modified nor shall any provision hereof be deemed waived except by written instrument signed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

AB CAPITAL, L.L.C.                        PENINSULA GAMING COMPANY, L.L.C.


By: /s/ Brent Stevens                     By: /s/ Brent Stevens
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Its: Member and CEO                       Its: Manager
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/s/ Natalie Baum
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Natalie Baum